UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): January 22, 2001


                            HVIDE MARINE INCORPORATED
                 (Exact name of registrant as specified in its charter)

       Delaware                            0-28732              65-0966399
(State or other jurisdiction            (Commission           (IRS Employer
      of incorporation)                 File Number)        Identification No.)

         2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code (954) 524-4200


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Item 5.           Other Events

                  On December 22, 2000, Hvide Marine Incorporated (the "Company") exercised an option to increase from 75.75% to 100% its interest in five double-hulled carriers delivered between the fourth quarter of 1998 and mid-1999. The transaction was closed effective as of January 15, 2001.

The exercise price was approximately $11 million, of which $523,544 was paid in cash as of the closing date and the balance of which is paid by a promissory note in the principal amount of $10.5 million payable over five years in twenty quarterly installments of principal in the amount of $525,000 each plus accrued interest. The note bears interest at the rate of 8.5% and is secured by a pledge of certain securities owned by the Company.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                            HVIDE MARINE INCORPORATED



                            By:      /s/  ALAN R. TWAITS
                                 ---------------------------------------
                                     Alan R. Twaits
                                     Senior Vice President, General Counsel
                                        and Secretary